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                                                                Exhibit 10.6


05-02-96/PRL-57439/BRL

ESCROW HOLDER:                                  TITLE COMPANY:

Chicago Title                                   Chicago Title
700 South Flower Street                         700 South Flower Street
Los Angeles, California 90017                   Los Angeles, California 90017
Attn: Ms. Rose Martinez                         Attn: Ms. Joanne Jones
(phone) (213) 488-4353                          (phone) (213) 488-4317
(FAX)   (213) 488-4384                          (FAX)   (213) 488-4388


                          PURCHASE AND SALE AGREEMENT

                         AND JOINT ESCROW INSTRUCTIONS

        This Purchase and Sale Agreement and Joint Escrow Instructions (the "Agreement") is dated for references purposes only as of April 19, 1996 by and between EDEN LANDING ASSOCIATES, a California general partnership ("Seller"), and PACIFIC GULF PROPERTIES, INC., a Maryland corporation ("Buyer").

                                    RECITALS

        A. Seller is the owner of that certain land located in the City of Hayward, County of Alameda, State of California, consisting of approximately
11.3 acres and legally described in Exhibit "A" attached hereto (the "Land"). The Land is currently improved by 10 light industrial and office buildings containing approximately 193,358 rentable square fee of space (collectively, the "Buildings"). The Land, the Buildings and all other improvements and fixtures on the Land are sometimes collectively referred to herein as the "Real Property." The Real Property is commonly known as R&B Commerce Park - Eden Landing.

        B. Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, the Real Property and the other Property described in Section 1 below pursuant to the terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the mutual covenants, promises and undertakings set forth in this Agreement, Buyer and Seller agree as follows:

    1. Purchase and Sale. Upon and subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell to Buyer and Buyer hereby agrees to buy the following:

                (a) the Real Property, together with all easements, hereditaments and appurtenances thereto;

                (b) all of Seller's right, title and interest in and to all tangible personal property and equipment (the "Personal Property") located on and used in the operation of the Real Property including, without limitation, all office equipment, computers, copiers, file cabinets, office furniture and other items listed in Exhibit "J" attached hereto; and

                (c) all of Seller's right, title and interest in and to all intangible property (the "Intangible Property") that is appurtenant to the ownership of the

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     Real Property or necessary to the operation thereof, including, but not limited to (i) all of the Leases and Contracts (as defined in Section 6.1),
     (ii) all governmental permits and certificates of occupancy, and (iii) all existing architectural drawings, plans and specifications, site plans, interior design layouts and surveys in Seller's possession.

The Real Property, the Personal Property and the Intangible Property are collectively referred to herein as the "Property".

     2. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000).

     3. Method of Payment of Purchase Price. The Purchase Price shall be payable by Buyer to Seller as follows:

        3.1 Deposit. Good Funds in the amount of One Hundred Thousand and
No/100 Dollars ($100,000) (the "Deposit") shall be deposited by Buyer into the Escrow (as defined in Section 4.1) concurrently with the full execution and delivery of this Agreement. Immediately upon receipt of the Deposit, Escrow Holder shall invest the same in insured money market funds or other investments of a type and duration mutually approved by Buyer and Seller. Unless the Escrow has been cancelled in accordance with this Agreement, the entire Deposit shall become nonrefundable to Buyer on the date immediately following the Contingency Date (as defined in Section 11 hereof), except in the event of a Seller Default (as defined in Section 4l.7(a). Buyer shall receive a credit in the amount of the Deposit against the Purchase Price in the event that the recordation of the Grant Deed (the "Closing") takes place. All interest earned on the Deposit shall in all events be returned to Buyer.

        3.2 Payment of Balance of Purchase Price. The entire $7,400,000.00 balance of the Purchase Price shall be paid in good funds by Buyer to Seller at the Closing. As used in this Agreement, the term "good funds" means immediately available U.S. funds transferred by certified check or wire transfer.

     4. Escrow.

        4.1 Opening; Joint Instructions. The purchase and sale of the Property shall be completed through an escrow (the "Escrow") at the office of the escrow holder identified on page 1 hereof ("Escrow Holder"), This Agreement shall constitute joint escrow instructions to the Escrow Holder. The Escrow shall be deemed to be "opened" as of the date (the "Opening of Escrow") upon which the Escrow Holder first holds the Deposit and counterparts of this Agreement, fully executed by Buyer and Seller. Escrow Holder shall promptly notify Buyer and Seller of the date which constitutes the Opening of Escrow.

        4.2 Additional Instructions. Buyer and Seller hereby agree to execute such additional instructions not inconsistent with this Agreement as may reasonably be required by the Escrow Holder.

        4.3 Closing Deadline. As used herein, the "Closing Deadline" shall mean the date which is 45 days following the Opening of Escrow. The Closing shall occur on a date reasonably acceptable to Buyer and Seller as soon as possible after the satisfaction of all of the conditions contained in this Agreement, but in no event later than the Closing Deadline. Time is specifically of the essence as to the Closing Deadline. The Closing Deadline shall not be extended except by the mutual written agreement of Buyer and Seller.

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        4.4 Seller's Deliveries Prior to Closing. Seller shall deliver to the
Escrow Holder, at least one business day prior to the Closing Deadline (unless a different time frame is specified below), the following documents and funds:

                (a) a grant deed to the Property, in the form attached hereto as Exhibit "F", duly executed and acknowledged by Seller and in recordable form (the "Grant Deed");

                (b) a bill of sale in the form attached hereto as Exhibit "B," executed by Seller (the "Bill of Sale");

                (c) three executed original counterparts of an assignment and assumption of contracts and warranties in the form attached hereto as Exhibit "C", executed by Seller (the "Assignment of Contracts and Warranties");

                (d) three executed original counterparts of an assignment and assumption of leases in the form attached hereto as Exhibit "D", executed by Seller (the "Assignment of Leases");

                (e) federal and state non-foreign seller affidavits in the forms attached hereto as Exhibits "E-1" and "E-2", respectively, executed by Seller (collectively, the "Affidavits");

                (f) a statement of documentary transfer tax due and request that the tax declaration not be made a part of the permanent record, in the form attached hereto as Exhibit "G" (the "Transfer Tax Statement");

                (g) not less than 10 days prior to the Closing Deadline, originals of estoppel certificates in substantially the form of Exhibit "H" hereto executed by tenants under Leases representing at least 80% of the income for the Property (collectively, the "Tenant Estoppels"). Seller's inability to obtain one or more of the Tenant Estoppels shall not constitute a default by Seller. For any Leases (over and above those Leases required to meet the "80% of income" test referenced above) which Seller is unable to obtain a Tenant Estoppel executed by the actual tenant, Seller shall execute such Tenant Estoppel certifying, to Seller's current actual knowledge, the matters set forth therein and deliver the same to Escrow Holder;

                (h) if and to the extent they are in Seller's possession, originals of the building permits and certificates of occupancy for the Improvements and all tenant-occupied space included within the Improvements;

                (i) notices to the tenants of the occurrence of the sale of the Property in a form designated by Buyer and reasonably approved by Seller;

                (j) a closing statement in form and content satisfactory to Buyer and Seller (the "Closing Statement") duly executed by Seller;

                (k) all keys to the Property;

                (l) evidence of termination of any Contracts that have not been approved by Buyer; and

                (m) all other sums and documents reasonably required of Seller by Escrow Holder to carry out and close the Escrow pursuant to this Agreement.

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        4.5 Buyer's Deliveries Prior to Closing. Buyer shall deliver to the
Escrow Holder, prior to the Closing, the entire Purchase Price (adjusted to take into account the prorations and other adjustments called for under this Agreement) in good funds and the following documents:

                (a) three executed original counterparts of the Assignment of Contracts and Warranties;

                (b) three executed original counterparts of the Assignment of Leases;

                (c) the Closing Statement duly executed by Buyer; and

                (d) all other sums and documents reasonably required of Buyer by Escrow Holder to carry out and close this Escrow pursuant to this Agreement.

        4.6 Actions at Closing. At the Closing, the Escrow Holder shall do the following;

                (a) cause the Grant Deed to be recorded in the Official Records of Alameda County, California (the "Official Records"), and cause the Transfer Tax Statement to be delivered to the recorder's office with instructions to attach the Transfer Tax Statement to the Grant Deed following recordation of the Grant Deed;

                (b) cause the original Bill of Sale, complete original counterparts of the Assignment of Contracts and Warranties, complete original counterparts of the Assignment of Leases, the Affidavits and the Tenant Estoppels to be delivered to Buyer along with an owner's policy of title insurance or commitment therefor in the form specified by Section 5.4 hereof; and

                (c) deliver to Seller complete original counterparts of the Assignment of Contracts and Warranties, complete original counterparts of the Assignment of Leases, and the Purchase Price (less costs and expenses to be paid by Seller under Section 4.8).

        4.7 Cancellation of Escrow/Treatment of Deposit. This Section 4.7 shall survive termination of this Agreement.

                (a) The Deposit shall be applied toward the Purchase Price at Closing.

                (b) In the event that the Closing does not occur at the time and in the manner provided in this Agreement due to the material failure of Seller to comply with any of its obligations under this Agreement ("Seller Default"), Buyer shall have the right to cancel the Escrow by written notice to Seller and the Escrow Holder. Upon such cancellation, all costs of the Escrow, including without limitation the cost of the preliminary title report or commitment furnished to Buyer pursuant to Section 5.1 (collectively, the "Cancellation Costs") shall be paid by Seller, and the Escrow Holder shall promptly return the Deposit and all interest earned thereon to Buyer without further instruction or joinder by Seller.

                (c) In the event that the Closing does not occur at the time and in the manner provided in this Agreement due to the material failure of Buyer to comply with any of its obligations under this Agreement ("Buyer Default"), Seller shall have the right to cancel the Escrow by written notice to Buyer and the Escrow Holder. Upon such cancellation, the Cancellation Costs shall be

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     paid by Buyer, and the Escrow Holder shall promptly deliver the Deposit
     (but not the interest earned thereon) to Seller, and all interest earned on the Deposit shall be delivered to Buyer, without further instruction or joinder by Buyer.

                (d) In the event that the Closing does not occur at the time and in the manner provided in this Agreement for any reason other than a Buyer Default or Seller Default, either Buyer or Seller may cancel the Escrow by written notice to the other and to the Escrow Holder. Upon such cancellation, the Cancellation Costs shall be divided equally between Buyer and Seller, and the Escrow Holder shall promptly return the Deposit and all interest earned thereon to Buyer without further instruction or joinder by Seller.

                (e) Upon any cancellation of the Escrow, all instruments and documents deposited with the Escrow Holder shall be returned to the parties who deposited the same.

                (f) The rights and remedies set forth in this Section 4.7 shall not be exclusive of any other rights or remedies which Buyer or Seller may have by law or in equity in the event of breach of this Agreement, subject, however, to the liquidated damages provisions contained in Section 16 of this Agreement.

                (g) Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have the right, in its sole and absolute discretion, to terminate the Escrow at any time on or prior to the Contingency Date. In such event, the Deposit and all interest earned thereon shall be returned to Buyer without further instruction or joinder by Seller.

        4.8 Fees, Closing Costs and Prorations. In the event the Closing occurs, the costs incidental to the Closing shall be paid as follows:

                (a) Seller shall pay: (i) the premium for a CLTA standard coverage owner's policy of title insurance issued pursuant to Section 5.4;
     (ii) the cost of the Existing Survey and the Updated Survey; and (iii) any Alameda County documentary transfer tax (and one-half of any transfer tax imposed by the City of Hayward) payable in connection with the recordation of the Grant Deed as set forth in the Transfer Tax Statement.

                (b) Buyer shall pay: (i) the cost of all title insurance endorsements requested by Buyer and the additional cost of an ALTA extended coverage owner's policy of title insurance over a CLTA standard coverage owner's policy; (ii) the cost of recording the Grant Deed; (iii) one-half of any transfer tax imposed by the City of Hayward payable in connection with the recordation of the Grant Deed as set forth in the Transfer Tax Statement; and (iv) all of the Escrow Holder's escrow fees.

                (c) Buyer and Seller shall each pay their own legal fees and other incidental expenses incurred in connection with the transaction contemplated by this Agreement.

                (d) Rents which have actually been received by Seller for the month ("Current Month") in which the Closing occurs shall be prorated as of the Closing. All unpaid rents or charges due prior to the Current Month and Seller's pro rata share of any unpaid rent for the Current Month (collectively referred to herein as "Pre-Closing Unpaid Rent") shall be the property of Seller, and Buyer

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     shall have no rights with respect to such Pre-Closing Unpaid Rent. Buyer shall promptly pay to Seller any Pre-Closing Unpaid Rent which is received by Buyer after the Closing; provided, however that all rent collected by Buyer with respect to a particular Lease shall be applied first to unpaid rent owed and accruing under such Lease after the Closing Date, and then to Pre-Closing Unpaid Rent owed under such Lease. Buyer shall not be obligated to take any steps to recover any Pre-Closing Unpaid Rent. Seller shall be permitted to pursue tenants in an effort to recover Pre-Closing Unpaid Rent, provided that Buyer shall incur no costs or expense in connection therewith. However, Seller shall not be permitted to commence eviction proceedings against any tenant as part of Seller's effort to collect Pre-Closing Unpaid Rent. Buyer shall be entitled to a credit against the Purchase Price for any free rent periods, rent abatements, or other unexpired concessions under any Leases to the extent they apply to any period after the Closing. All security deposits or other deposits (if any) of tenants actually being held by Seller under the Leases (and all such deposits required to be returned to tenants under the terms of the Leases, whether or not actually held by Seller) shall either be delivered by Seller to Buyer at the Closing or credited to Buyer at the Closing.

                (e) If Seller performs, pays or contracts for any tenant improvement work or leasing commissions under any Lease which is entered into after the Opening of Escrow, then such payments, expenses and/or commissions shall be prorated between Seller and Buyer as of the Closing. The Seller shall receive a credit at Closing in an amount equal to (i) all tenant improvement costs and leasing commissions paid by Seller under any Lease which is entered into after the Opening of Escrow, multiplied by (ii) a fraction, the numerator of which is the length of the post-Closing remaining term of such Lease and the denominator of which is the length of the entire term of such Lease (excluding extension options). If any Lease (herein, a "Straddle Lease") is entered into after the Opening of Escrow and has a term commencing prior to the Closing, and if such Straddle Lease obligates the landlord to perform or pay for tenant improvement work or leasing commissions, and provided that Seller does not in fact perform or pay for any such tenant improvement work or leasing commissions, then the amount of such payments, expenses and/or commissions required to be paid or performed by the landlord shall be prorated between Seller and Buyer as of the Closing. The Buyer shall receive a credit at Closing in an amount equal to (i) all tenant improvement costs and leasing commissions required to be paid by the landlord (and not actually paid by Seller) under any Straddle Lease, multiplied by (ii) a fraction, the numerator of which is the length of the pre-Closing term of the Straddle Lease and the denominator of which is the length of the entire term of the Straddle Lease (excluding extension options).

                (f) All utility charges, maintenance and repair expenses, taxes, assessments, insurance premiums, amounts payable under the assigned Contracts, and all other operating expenses or recurring costs which are the landlord's responsibility under the Leases shall be prorated as of the Closing based upon the latest available information. To the extent that such items are required to be paid directly by the tenants under the Leases, they shall not be prorated. Otherwise, such items shall be prorated, taking into account any reimbursements received by Seller. If supplemental real property taxes are the landlord's responsibility under the Leases, then Seller agrees that, after the Closing and upon receipt of

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     a Supplemental Tax Bill from the Alameda County Tax Assessor's Office by
     Seller or Buyer, Seller will meet with Buyer to determine the amount of any Supplemental Taxes affecting the Property. Seller shall pay to Buyer the portion of the Supplemental Taxes which the parties agree is attributable to the period of time prior to the Closing.

                (g) Any other costs or expenses in connection with the transaction contemplated by this Agreement shall be apportioned in the manner customary in the County in which the Property is located.

                (h) Seller and Buyer shall jointly prepare and approve a preliminary Closing Statement on the basis of the Leases and all other sources of income and expense to be allocated and prorated under this
     Section 4.8, and shall deliver such preliminary Closing Statement to Escrow Holder prior to Closing.

        4.9 Preliminary Closing Statement. Seller and Buyer shall jointly prepare and approve a preliminary Closing Statement on the basis of the Leases and other sources of income and expenses, and shall deliver such preliminary Closing Statement to Escrow Holder at least two business days prior to Closing.

        4.10 Post-Closing Reconciliation. If any of the aforesaid prorations cannot be definitely calculated as of the Closing, then they shall be estimated at the Closing and definitely calculated as soon after the Closing as feasible. As soon as the necessary information is available, Buyer shall conduct a post-Closing audit to determine the accuracy of all prorations made to the Purchase Price (the "Post-Closing Audit"), and shall deliver the results of the Post-Closing Audit to Seller for Seller's review and approval (which approval shall not be unreasonably withheld). Once the results of the Post-Closing Audit have been approved by Buyer and Seller, either party owing the other party a sum of money based on the Post-Closing Audit shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent over the "prime rate" (as announced from time to time in the Wall Street Journal) per annum from the Closing to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor.

     5. Title.

        5.1 Preliminary Title Report. Seller shall deliver to Buyer, concurrent with the Opening of Escrow (i) a preliminary title report or title commitment pertaining to the Property prepared by the Title Company (the "Preliminary Title Report"), and (ii) copies of all underlying documents referenced in the Preliminary Title Report.

        5.2 ALTA Survey. Seller shall deliver to Buyer, concurrent with the Opening of Escrow, a copy of the November 1989 ALTA Survey of the Property prepared by Pugh-Nolte & Associates (the "Existing Survey"). Seller shall also deliver to Buyer, within ten (10) business days following the Opening of Escrow, an updated ALTA survey (the "Updated Survey") certified to Buyer and the Title Company, which certification shall be in a commercially reasonable form.

        5.3 Permitted Exceptions. Seller shall convey to Buyer fee simple title to the Property, subject only to the following (referred to collectively herein as the "Permitted Exceptions"):

                (a) The Title Company's printed exceptions and exclusions on its standard form ALTA extended coverage

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     owner's policy of title insurance (Form B, Rev. 10/17/70 with Endorsement
     Form 1 coverage);

                (b) The rights of parties in possession under the Leases;

                (c) General and special taxes and assessments not then delinquent.

                (d) Any additional documents which are recorded with the mutual approval of Buyer and Seller; and

                (e) All other covenants, conditions, restrictions, exceptions, reservations, rights, rights of way, easements and other matters affecting title and approved (or deemed approved) by Buyer in accordance with Section 11 hereof.

        5.4 Title Insurance. At the Closing, the Escrow Holder shall deliver to Buyer an ALTA extended coverage owner's policy of title insurance (Form B, Rev. 10/17/70 with Endorsement Form 1 coverage) with liability in the amount of the Purchase Price, issued by the Title Company (or a commitment by the Title Company to issue such owner's policy, showing title to the Property to be vested in Buyer subject only to the Permitted Exceptions. Such title policy or commitment shall also contain such title insurance endorsements as the Buyer may require, provided that (i) the Title Company is willing to issue such requested endorsements, and (ii) Buyer pays all costs associated with the issuance of such endorsements.

        5.5 ALTA Title Policy. Buyer hereby elects to receive an American Land Title Association extended coverage owner's policy of title insurance ("ALTA"). Buyer shall pay the excess premium of an ALTA extended coverage owner's policy (Form B, Rev. 10/17/70 with Endorsement Form 1 coverage) over the premium for a CLTA standard coverage owner's policy. The issuance of the ALTA extended coverage policy (Form B, Rev. 10/17/70 with Endorsement Form 1 coverage) shall constitute a condition to the Closing.

        6. Leases and Contracts.

        6.1 Delivery of Leases and Contracts. Seller shall make available at the Property for inspection by Buyer, from and after the Opening of Escrow, the originals or true and correct copies of (i) all leases, rental agreements and other agreements (including all modifications and amendments) whereby any person or entity is given any right to occupy, possess or use the Property or any portion thereof (collectively, the "Leases") and Seller's on-site files containing correspondence and other relevant documentation pertaining to the Leases, and (ii) all service contracts, warranties and agreements pertaining to the ownership, operation, management, maintenance and use of the Property (collectively, the "Contracts").

        6.2 Performance of Leases and Contracts. From and after the Opening of Escrow until the Closing, Seller agrees that it will continue to perform all of its obligations under the Leases and Contracts.

        6.3 Rent Roll and Lease Form. Seller shall deliver to Buyer, concurrent with the Opening of Escrow, a sample of the form(s) of lease being used by Seller for the Property. Attached hereto as Exhibit "I" is the most recent rent roll for the Property (the "Rent Roll"). Seller shall also deliver to Buyer (i) no later than 3 business days prior to the Contingency Date, and (ii) not later than 3 business days prior to the Closing Deadline, updated Rent Rolls, in each case

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certified by Seller to be true and correct to Seller's then current actual knowledge.

        6.4 Originals at Closing. At the Closing, Seller shall deliver to Buyer outside of Escrow the executed originals of each of the Contracts and Leases (including any amendments thereto) in Seller's possession. If Seller does not possess the originals, then Seller shall provide copies which are certified by Seller to be true, complete and accurate.

        6.5 New Leases or Contracts and Modification of Leases or Contracts After Opening of Escrow. Seller shall not execute any new Contract or Lease which will survive the Closing, or modify any existing Contract or Lease which will survive the Closing, after the Opening of Escrow without first obtaining Buyer's approval, which approval shall not be unreasonably withheld or delayed. Unless Buyer notifies seller of Buyer's objection within two days after (i) Seller notifies Buyer of Seller's desire to enter into a new Lease or Contract or modify an existing Lease or Contract, and (ii) Seller provides Buyer with a copy of the basic business terms of such proposed new Lease or Contract (or modification of an existing Lease or Contract) and all financial statements or other documentation in Seller's possession regarding the financial condition and credit strength of any proposed new tenant, then Buyer shall be deemed to have conclusively approved such proposed action by Seller.

        7. Other Due Diligence Materials/Delivery. Seller shall use its best efforts to deliver to Buyer concurrent with the Opening of Escrow, but in any event shall deliver to Buyer within five (5) business days after the Opening of Escrow, the following additional due diligence materials: (i) 1995 and year-to-date 1996 operating statements showing all income and expenses for the Property, (ii) plans and specifications for the Buildings (to the extent the same are in Seller's possession), (iii) copies of all utility bills paid by Seller with respect to the Property for 1995 and year-to-date 1996, (iv) copies of the real property tax bills for the current and immediately prior year for the Property, (v) a copy of the Phase 1 environmental site assessment prepared by Pickering Environmental Consultants, Inc. dated September 6, 1989, including as asbestos survey (if such asbestos survey is in Seller's possession), (vi) copies of all building permits and occupancy permits pertaining to the Property and in Seller's possession, (vii) a list of all personal property (if any) to be conveyed to Buyer, and (viii) a copy of the ADA compliance survey dated August 12, 1993 and prepared by Dubose and Associates.

        8. Buyer's Inspection. Buyer and Buyer's agents are hereby granted a license, from the Opening of Escrow though the Closing (or earlier termination of the Escrow), subject to Seller's reasonable approval and upon adequate advance notice to Seller, to enter upon and inspect the Property and all improvements, fixtures, equipment and personal property located thereon or affixed thereto, together with all lease files and maintenance records pertaining to the Property. Such entry and inspection shall be conducted during normal business hours. Seller agrees to cooperate with Buyer and Buyer's agents (at no expense to Seller) in connection with such inspection, and to make available for Buyer's inspection and copying (any copying to be at Buyer's expense) all of Seller's records and documents pertaining to the Property. Buyer shall be permitted to conduct (at Buyers sole cost and expense) such audits of Seller's Lease files and other books and records (including, without limitation, operating statements pertaining to the Property) as Buyer may reasonably require. Buyer shall also be permitted to conduct such engineering, feasibility, environmental and other studies regarding the condition of the Property as it considers prudent. Buyer shall obtain Seller's

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prior written consent before conducting any soils or groundwater testing. Among other things, Buyer shall be allowed to review and approve the Property's compliance with all zoning, land use, Americans with Disabilities Act (ADA), California Title 24 and other governmental regulations, laws, permits and approvals. Neither Buyer nor Buyer's agents or representatives shall contact any governmental agency or governmental authority (other than Alameda County, the City of Hayward and their various departments and divisions) to make any inquiries concerning the Property without first notifying Seller of such proposed inquiry and obtaining Seller's express approval thereof, which approval shall not be unreasonably withheld.

        9. Buyer's Indemnification. In connection with Buyer's inspection and investigation, Buyer shall repair any damage to the Property, and shall defend, indemnify and hold Seller and Seller's constituent partners and their respective shareholders, directors, officers, employees and agents harmless from and against any and all claims, suits, judgments, losses, damages or liabilities of any nature (including without limitation attorneys fees and costs of suit) arising from or in any way related to the entry upon the Property by Buyer, its employees, agents, independent contractors and consultants.

        10. Buyer's Approval of Market for Property: Market Contingency Date. This Agreement and each of Buyer's obligations in connection herewith are expressly conditioned upon Buyer's approval (which approval may be granted or withheld in Buyer's sole and absolute discretion), on or before the date (the "Market Contingency Date") which is 15 days following the Opening of Escrow, of the market in which the Property is located. During such 15-day period, Buyer will conduct such market surveys and analysis as Buyer deems prudent in assessing the applicable market for the Property. If Buyer fails to give written notice to Seller of Buyer's disapproval of the market for the Property on or before the Market Contingency Date, Buyer shall be deemed to have approved such market. If Buyer disapproves the market for the Property, then the Escrow shall terminate on the date immediately following the Market Contingency Date, in which event Section 4.7(d) shall apply and the Deposit shall be returned to Buyer.

        11. Buyer's Approval of Other Due Diligence Items; Contingency Date. This Agreement and each of Buyer's obligations in connection herewith are expressly conditioned upon Buyer's approval (which approval may be granted or withheld at Buyer's sole and absolute discretion), on or before the date (the "Contingency Date") which is 30 days following the Opening of Escrow, of each of the following items (other than the market for the Property, which must be approved or disapproved by the Market Contingency Date pursuant to Section 10, above):

                (a) the Rent Roll (as updated per Section 6.3) and all Leases;

                (b) all Contracts;

                (c) the Existing Survey and the Updated Survey, the Preliminary Title Report and all underlying title documents;

                (d) the status and condition of the Property and any improvements, fixtures, appurtenances and equipment located thereon or affixed thereto, including without limitation all zoning, environmental review and soils investigation; and

                (e) all other aspects of the Property.

If Buyer shall fail to give written notice to Seller of Buyer's disapproval of any of the foregoing items on or prior to the Contingency Date, Buyer shall be deemed to have approved such matters and such conditions shall be deemed satisfied. If Buyer disapproves any of such matters and Seller and Buyer have not agreed in writing upon a suitable cure on or prior to the Contingency Date, than the Escrow shall terminate on the date immediately following the Contingency Date, in which event Section 4.7(d) shall apply and the Deposit and interest earned thereon shall be refunded to Buyer.

        12.   Representations and Warranties.

            12.1 Seller's Representations and Warranties. Any of the representations and warranties of Seller in this Section 12.1 which are based on Seller's "current actual knowledge" shall mean the current actual knowledge of Fran Gurriere, Nanci Stanley and Karen Stromme-Crouch (collectively, the "Designated Persons"), who are representatives of Seller who have participated in and/or supervised the management or operation of the Property and who would, in the ordinary course of their responsibilities as representatives of Seller, receive notice from other agents or employees of Seller or from other persons or entities of any of the matters described in the representations and warranties of Seller. Seller has undertaken to determine the Designated Persons' current actual knowledge with respect to the matters covered by such representations and warranties by providing a copy of this Section 12.1 to such Designated Persons, who have each confirmed to Seller the accuracy of such representations and warranties to the best of their knowledge, but the Designated Persons have not made any independent inquiry or investigation of such matters. Seller shall have no further obligation to investigate or confirm the accuracy of such representations and warranties. The Designated Persons shall not be personally liable for any inaccurate or incomplete statement or information concerning such representations and warranties. Seller hereby makes the following representations and warranties to Buyer:

                (a) Seller is a general partnership, duly organized and validly existing under the laws of the State of California. Seller has the requisite right, power, legal capacity and authority to enter into and fully perform each and all of its obligations under this Agreement. The individuals executing this Agreement on behalf of Seller have the requisite right, power, legal capacity and authority to execute and enter into this Agreement on behalf of Seller, to legally bind Seller to the terms and provisions of this Agreement and to execute all other documents and take all other actions as may reasonably be necessary to perform each and all of Seller's obligations under this Agreement.

                (b) The closing of the transaction contemplated by this Agreement will not constitute or result in any default or event which, with or without notice or lapse of time, or both, would result in a breach of any agreement, instrument or arrangement by which Seller or the Property or any portion thereof is bound.

                (c) To Seller's current actual knowledge, Seller has not received any notice claiming or asserting that the Property fails to comply with any applicable laws, rules, permits or regulations (including, without limitation, zoning and environmental laws).

                (d) To Seller's current actual knowledge, there are no (i) condemnations, environmental, zoning or other land-use proceedings which have been instituted against the Property, (ii) special assessment proceedings affecting the Property (other than as may be disclosed in the Preliminary Title

        Report), (iii) litigation (other than the litigation referenced in Exhibit "D" hereto), arbitration or reference proceedings pending or threatened against Seller or the Property.

                (e) Neither Seller nor, to Seller's current actual knowledge, any tenant of the Property, has either filed or been the subject of any filing of a petition under any federal or state bankruptcy or insolvency laws.

                (f) Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445(f)(3).

                (g) Seller has not granted any option or any right of first refusal or first opportunity to any party to acquire the Property.

                (h) All statements contained in any certificate delivered at any time by Seller to its agents in conjunction with the transactions contemplated hereby shall constitute representations and warranties hereunder.

                (i) To Seller's current actual knowledge, all documents delivered by Seller to Buyer, or made available to Buyer for review, including without limitation the due diligence materials, are true and complete copies of all documents related to the Property in Seller's possession or control.

                (j) As of the Closing, there will be no outstanding written or oral contracts made for any improvements to the Property, or for offsite improvements related to the Property, other than those which have been made available to Buyer by Seller prior to the Contingency Date.

                (k) Seller shall not, at any time after the Contingency Date and before the Closing, record or consent to the recordation of any new monetary liens or encumbrances without first obtaining Buyer's written consent.


            12.2 Buyer's Representations and Warranties. Buyer hereby makes the following representations and warranties:

                (a) Buyer is a corporation, duly organized and validly existing under the laws of the State of Maryland. Buyer has the requisite right, power, legal capacity and authority to enter into and fully perform each and all of its obligations under this Agreement. The individuals executing this Agreement on behalf of Buyer have the requisite right, power, legal capacity and authority to execute and enter into this Agreement on behalf of Buyer, to legally bind Buyer to the terms and provisions of this Agreement and to execute all other documents and take all other actions as may reasonably be necessary to perform each and all of Buyer's obligations under this Agreement.

                (b) The closing of the transaction contemplated by this Agreement will not constitute or result in any default or event which, with or without notice or lapse of time, or both, would result in a breach of any agreement, instrument or arrangement by which Buyer is bound.

            12.3 Limited Survival of Representations and Warranties. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall be deemed to be made as of the date of this Agreement or such writing and again as of the Closing, shall be deemed to be material, and unless expressly provided to the contrary shall survive the execution and delivery of this Agreement and the Closing. Notwithstanding the foregoing, any claim arising out of an alleged breach of representation, warranty or indemnity made or given by Seller or Buyer either in this Agreement or in any other document connected with this transaction must be brought within twelve (12) months after the Closing Deadline. All such representations, warranties and indemnities of Seller or Buyer (other than matters for which written notice has been received by the other party within such twelve (12) month period which shall survive until all liabilities related to the matters referenced in such written notice have been satisfied) shall expire on the date which is twelve (12) months after the Closing.

        13.     As-Is Purchase.

                (a) Buyer's Investigation. Buyer is, or prior to Closing will be, familiar with the Property and has or will make such independent investigations as it deems necessary or appropriate concerning the Property, including but not limited to (i) any desired investigation or analysis of the economic value of the Property or the feasibility of marketing the Property for the purposes intended by Buyer; (ii) soils reports and hazardous waste and toxic materials studies; (iii) the physical condition of the Property; (iv) the use of the Property for Buyer's intended purpose; (v) the size, dimensions, location or topography of the Property; (vi) the adequacy of water, sewage or any other utilities serving the Property; (vii) the financial strength of existing tenants of the Property; (vii) the applicable zoning and other ordinances and regulations pertaining to the Property; and (ix) all other matters concerning the use, development, operation or sale of the Property.

                (b) No Reliance. Except for Seller's express representations and warranties contained in Section 12.1 hereof, Buyer is relying solely upon its own inspection, investigation and analysis of the foregoing matters in purchasing the Property and is not relying in any way upon any representations, cost information, statements, agreements, warranties, studies, reports, descriptions, guidelines or other information or material furnished by Seller or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding any of the foregoing matters.

                (c) "AS-IS". Buyer acknowledges that it is a sophisticated purchaser who has owned and operated many industrial/commercial projects similar to the Property. Buyer is acquiring the Property "AS-IS," without representation by Seller or its representatives as to any matter except as specifically set forth in Section 12.1 of this Agreement.

        14. No Assignment by Buyer. Buyer shall not be allowed to assign Buyer's rights or delegate Buyer's obligations hereunder without the prior written consent of Seller, which consent may be granted or withheld in Seller's sole and absolute discretion.

        15. Conditions Precedent to Closing. The following are conditions precedent to Buyer's obligation to purchase the Property. The conditions precedent are intended solely for the benefit of Buyer and may be waived only by Buyer in writing. In the event any condition precedent is not satisfied, Buyer may, in its sole and absolute discretion, terminate this Agreement, and all obligations of Buyer and Seller hereunder (except provisions of this Agreement which recite that they survive termination) shall terminate and be of no further force or effect.

        15.1 Title Policy. The issuance by the Title Company to Buyer of the Title Policy in the form approved by Buyer pursuant to this Agreement.

        15.2 Seller's Representations and Warranties. All of Seller's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing.

        15.3 Compliance With Seller's Obligations. Seller shall have fully complied with all of Seller's duties and obligations contained in this Agreement.

        15.4 Physical Condition of Property. The physical condition of the Property shall be substantially the same on the day of Closing as on the Contingency Date, reasonable wear and tear and loss by casualty (subject to the provisions of Paragraph 17 below) excepted.

        15.5 Updated Rent Roll-No Material Adverse Change. Seller shall have provided Buyer with a final updated Rent Roll not less than three (3) business days prior to the Closing Deadline, certified by Seller to be true and correct to Seller's then current actual knowledge, which final updated Rent Roll shall show (as reasonably determined by Buyer) no material adverse changes to the rental income generated by the Property from the updated Rent Roll delivered to Buyer prior to the Contingency Date per Section 6.3 hereof.

        15.6 No Pending Litigation. As of the Closing, there shall be no pending litigation or administrative agency or other governmental proceeding pending against Seller or the Property which after Closing would, in Buyer's reasonable discretion, materially adversely affect the value of the Property or the ability of Buyer to operate the Property in the manner in which it is currently being operated.

        15.7 Termination of Contracts. Seller shall have terminated prior to Closing, at no cost or expense to Buyer, any and all Contracts or other documents affecting the Property that are not being assigned and transferred to Buyer.

        15.8  Tenant Estoppels. The Tenant Estoppels delivered by Seller under
Section 4.4(g) hereof shall not contain qualifications or exceptions which Buyer reasonably determines, in the aggregate, materially and adversely impact the value of the Property.

        16. Liquidated Damages to Seller. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSING DOES NOT OCCUR FOR ANY REASON OTHER THAN A SELLER DEFAULT (HEREIN A "BUYER DEFAULT"), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT OF A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT (AS THE SAME EXISTS FROM TIME TO TIME UNDER THIS AGREEMENT) REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT.

BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT OF A BUYER DEFAULT, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, CANCEL THE ESCROW AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF
SECTION 3175 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION. FOLLOWING TERMINATION OF THIS AGREEMENT, CANCELLATION OF THE ESCROW AND RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 16, ALL OF THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER UNDER THIS AGREEMENT SHALL BE TERMINATED (OTHER THAN RIGHTS AND OBLIGATIONS CONTAINED IN PROVISIONS THAT EXPRESSLY RECITE THEY SHALL SURVIVE TERMINATION OF THIS AGREEMENT).

        BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 16 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

"Seller":                                       "Buyer":

- ----------------------------                    -------------------------------

        17.  Risk of Loss.

             17.1 Damage or Destruction. In the event of damage or destruction to the Property or any portion thereof exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) prior to the Closing, Buyer may elect to cancel the Escrow and receive the Deposit or to proceed with the transaction and receive (i) the insurance proceeds, if any, resulting from such damage or destruction, and (ii) the amount of any applicable insurance deductible. Such election shall be made within ten (10) business days of Buyer's receipt of notice thereof. In the event of damage or destruction to the property or any portion thereof not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) prior to the Closing, Buyer shall be entitled to receive the insurance proceeds, if any, resulting from such damage or destruction, but the Purchase Price shall remain unchanged and Buyer shall not be permitted to cancel the Escrow solely as a result of such damage or destruction.

             17.2 Eminent Domain. If a governmental entity commences (prior to the Closing) an eminent domain proceeding to take greater than ten percent (10%) of the rentable square footage of the improvements located on the Property, or such other portions of the Property reasonably considered by Buyer to be necessary for the operation of the Property in the manner currently operated, then Buyer shall be permitted to terminate this Agreement and cancel the Escrow by written notice to Seller within ten (10) business days after Buyer first learns of the commencement of such eminent domain proceeding. Following any such termination by Buyer, the Cancellation Costs shall be divided equally between Seller and Buyer, the Deposit and interest earned thereon shall be returned to Buyer without further instruction or joinder by Seller, and neither party shall have any further liability or obligation under this Agreement. If Buyer does not so elect to terminate this Agreement and cancel the Escrow, then the Closing shall occur as scheduled notwithstanding the existence of such eminent domain proceeding, and Seller's entire interest in awards arising out of such proceeding shall be assigned to Buyer as of the Closing (or credited to Buyer at the Closing if previously received by Seller).

        18. Brokers. Buyer and Seller each represent and warrant to each other that it has not engaged or dealt with any broker, finder or other agent in connection with this Agreement or the transactions contemplated hereby other than Union Property Capital, Inc. (the "Broker"). Seller shall pay at and conditioned upon completion of the Closing, pursuant to a separate agreement, a real estate commission to the Broker. In the event any other broker or finder claims a commission or finder's fee in connection with the sale contemplated hereby, the party through whom such broker or finder makes its claim (herein, the "Indemnifying Party") hereby agrees to indemnify and hold the other party (herein, the "Indemnified Party") harmless from and against all costs, expenses or liabilities (including without limitation attorneys fees and court costs, whether or not taxable and whether or not any action is prosecuted to judgment) incurred by the Indemnified Party in connection with any claim or demand by a person or entity for any broker's, finder's or other commission or fee in connection with the Indemnifying Party's entry into this Agreement and the transactions contemplated hereby.

        19. Seller's Right to Continue Marketing Property. Buyer acknowledges that, until such time as Buyer has approved all due diligence items and removed all contingencies to Closing, Seller and its agent shall have the right to continue to market the Property and solicit backup offers from other parties who may be interested in acquiring the Property.

        20.     Miscellaneous.

                20.1 Notices. All notices, approvals, disapprovals or elections required or permitted to be given under this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent via Federal Express (or another comparable overnight messenger service), or (iii) mailed, certified or registered mail, return receipt requested, to the parties at the following addresses:

        If to Seller:

                        Eden Landing Associates
                        c/o R&B Realty Group, Inc.
                        2222 Corinth Avenue
                        Los Angeles, California 90064
                        Attention:  Ms. Maria Stamolis

        With a copy to:

                        Sheppard, Mullin, Richter & Hampton LLP
                        4695 MacArthur Court, Seventh Floor
                        Newport Beach, California 92660-1862
                        Attention:  Brent R. Liljestrom, Esquire

        If to Buyer:

                        Pacific Gulf Properties, Inc.
                        363 San Miguel Drive, Suite 100
                        Newport Beach, California 92660-7805
                        Attention:  Mr. Lonnie P. Nadal

        With a copy to:

                        Cox, Castle & Nicholson
                        2049 Century Park East, 28th Floor
                        Los Angeles, California 90067
                        Attention:  Amy H. Wells, Esquire

Any notices given to the Title Company or the Escrow Holder shall be given to them at their addresses set forth on the first page of this Agreement. Personally delivered notices shall be deemed given upon actual personal delivery to the intended recipient. Notices sent via Federal Express (or another comparable overnight messenger service) shall be deemed given the immediately following business day. Mailed notices shall be deemed given upon the earlier of three (3) business days after deposit into the United States mail, registered or certified, with postage fully prepaid, or the date of actual receipt as evidenced by the return receipt.

        20.2 Attorneys' Fees. In the event of any action between Buyer and Seller for enforcement of any of the terms or conditions of this Agreement or the Exhibits hereto or any other document executed in connection herewith, the prevailing party in such action shall be entitled to recover its reasonable costs and expenses, including without limitation taxable court costs and attorneys' fees, as awarded by a court of competent jurisdiction. This Section
20.2 shall survive Closing or termination of this Agreement and cancellation of the Escrow.

        20.3 Entire Agreement. This Agreement, together with the documents described and referred to herein, contains all of the agreements of Buyer and Seller with regard to the transactions contemplated hereby, and supersedes all prior agreements, understandings and negotiations, whether written or oral.

        20.4 Amendment. This Agreement shall not be modified or amended except by an instrument in writing duly executed by both Buyer and Seller.

        20.5. Binding on Successors. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors in interest and assigns of Buyer and Seller.

        20.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        20.7 Headings. The paragraph headings and captions in this Agreement are for convenience only and shall not limit or define the contents of this Agreement.

        20.8 Time. Time is of the essence of this Agreement, it being understood that the time for performance of each obligation, including without limitation the Closing Deadline, has been the subject of negotiation by the parties.

        20.9 Business Days. As used herein, "business days" shall mean and include every day other than Saturdays, Sundays or legal holidays under the laws of the State of California.

        20.10 Further Assurances. Seller and Buyer agree that they will, at any time and from time to time after the Closing, upon the request of the other party, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the effective assignment, transferring, granting or conveying of any or all of the assets or property to be assigned to them as provided herein, at the cost of the requesting party.

        20.11 Exhibits. All Exhibits referred to herein and attached hereto are incorporated hereon by this reference.

        20.12 Counterparts. This Agreement may be executed in any number of counterparts all of which, taken together shall constitute but one and the same document.

        21. Maintenance of Insurance. Up to the Closing, Seller shall maintain or cause to be maintained, at Seller's sole cost and expense, such policies of insurance as are maintained by Seller at the Opening of Escrow insuring the Improvements and the Personal Property.

             IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                                        "Seller":

                                        EDEN LANDING ASSOCIATES, a California
                                        general partnership

                                        By: Almo Investments, a California
                                            limited partnership, its general
                                            partner

                                            By:
                                                -----------------------------

                                                -----------------------------
                                                  [Printed Name and Title]

                                        By: The Howard F. Ruby Trust, u/A
                                            dated September 5, 1978, its
                                            general partner

                                            Howard F. Ruby, Trustee

                                            By:
                                                -----------------------------
                                                Darby T. Keen, under power
                                                of attorney

                                            By:
                                                -----------------------------
                                                Guinevere Lyster, under
                                                power of attorney


                                        "Buyer":

                                        PACIFIC GULF PROPERTIES, INC., a
                                        Maryland corporation

                                        By:
                                            ---------------------------------

                                            ---------------------------------
                                                [Printed Name and Title]

                                        By:
                                            ---------------------------------

                                            ---------------------------------
                                                [Printed Name and Title]